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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 7, 2004, in the Amendment No. 1 to the Registration Statement (Form S-l No. 333-114353) and related Prospectus of Celldex Therapeutics, Inc. for the registration of shares of its common stock.

/s/ ERNST & YOUNG LLP

MetroPark, New Jersey
June 22, 2004

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM